EXHIBIT 32.1


        CERTIFICATION PURSUANT TO 18 U.S.C.SECTION 1350,
            AS ADOPTED PURSUANT TO SECTION 906 OF THE
                   SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DYNASIL CORPORATION OF AMERICA (the "Company") on Form 10QSB for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Craig T Dunham, President and Chief Executive Officer of The Company and Laura Lunardo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of
        section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of The Company.



                                    /s/ Craig T Dunham
                                   -------------------
                                   Craig T Dunham
                                   President and Chief Executive
                                   Officer


                                   /s/ Laura Lunardo
                                   -------------------
                                   Laura Lunardo
                                   Chief Financial Officer

February 14, 2006